UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2009
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100
Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Noble Energy, Inc. (the “Company”) hereby files this amendment to the Form 8-K filed by the Company on November 12, 2009 to include additional disclosure under Item 5.02 regarding the terms of the restricted stock award and grant of stock options by the Company to Kenneth M. Fisher. The disclosure under Items 5.02 and 9.01 in the previous report is not affected by this Current Report on Form 8-K/A and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with Mr. Fisher’s appointment as Senior Vice President and Chief Financial Officer of the Company, the Company awarded 35,576 restricted shares of the Company’s common stock and granted options to purchase 32,949 shares of the Company’s common stock at an exercise price of $67.46 per share to Mr. Fisher, effective November 16, 2009.
     The restricted shares and options were awarded to Mr. Fisher pursuant to the Company’s 1992 Stock Option and Restricted Stock Plan, as amended. The specific terms of the restricted share award are governed by a Restricted Stock Agreement dated November 16, 2009 between Mr. Fisher and the Company (a copy of which is attached to this report as Exhibit 10.1). Under the terms of that agreement, Mr. Fisher’s restricted shares will vest as follows: 20% on the first anniversary of the award, 30% on the second anniversary and the remaining 50% on the third anniversary. All or a portion of the unvested shares of restricted stock are subject to forfeiture during the restricted period if Mr. Fisher’s employment is terminated for any reason other than death or disability. Vesting will accelerate in the event of a change in control of the Company, and up to 50% of the shares of restricted stock will vest if Mr. Fisher is discharged by the Company without cause before the second anniversary of the award. Mr. Fisher has the right to receive dividends or distributions on the shares of restricted stock, although the cash, stock or other securities and other property constituting such dividends or other distributions will be held by the Company during the restricted period and are subject to the same restrictions as the shares to which the dividends or distributions relate.
     The specific terms of the stock option grant will be governed by a Stock Option Agreement dated November 16, 2009 between Mr. Fisher and the Company (the form of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 7, 2005). Mr. Fisher’s options will vest ratably over three years in equal installments (33.33%) on the first, second and third anniversaries of the date of grant. The vesting of the options will accelerate in the event of a change in control of the Company. Vesting of these options is not contingent on any performance criteria, although none of the options may be exercised before the first anniversary (absent a change in control of the Company) or after the tenth anniversary of the date of grant.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is filed as part of this report on Form 8-K:
10.1	2009 Restricted Stock Agreement dated November 16, 2009 by and between the Company and Kenneth M. Fisher.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: November 20, 2009	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	2009 Restricted Stock Agreement dated November 16, 2009 by and between the Company and Kenneth M. Fisher.